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                                                                       Exhibit 5

                             DEWEY BALLANTINE LLP
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10019-6092

                          Writer's Direct Dial Number
                                (212) 259-8000


                                                         October 17, 2000



Texas Eastern Transmission Corporation
5400 Wertheimer Court
Houston, Texas  77251-1642


Ladies and Gentlemen:

          We have acted as counsel for Texas Eastern Transmission Corporation, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of unsecured debt securities, in one or more series (the "Notes"). The aggregate initial offering price of the Notes offered by the Company hereby will not exceed $500,000,000. The Notes will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company's registration statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company and (ii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

          In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Notes offered thereby; (iii) all Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indenture relating to the Notes (the "Indenture") will be duly authorized, executed and delivered by the parties thereto; (iv) a definitive purchase, underwriting or similar agreement with respect to any Notes offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

          Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (a) the Indenture relating to the Notes has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to
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approve the issuance and terms of any such Notes, (c) the terms of such Notes and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) such Notes have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the applicable prospectus supplement, such Notes will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

          The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Validity of the Notes." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                      /s/ Dewey Ballantine LLP